                                                                    Exhibit 10.6

                              SEPARATION AGREEMENT
                              --------------------

     THIS SEPARATION AGREEMENT (this "Agreement"), is entered into as of July 12, 1996 by the following:

(i)  Dr. Donald B. Rice, an individual (hereinafter "Rice"); and

(ii) Teledyne, Inc., a Delaware corporation (the "Company"), and Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), for themselves and on behalf of their respective parents, subsidiaries and affiliates (together with the Company and ATI, collectively, the "Company Parties").

                                    RECITALS
                                    --------

    A. WHEREAS, the Company, ATI and Allegheny Ludlum Corporation, a Pennsylvania corporation ("AL"), are parties to that certain Agreement and Plan of Merger and Combination dated April 1, 1996 (the "Combination Agreement"), pursuant to which the Company and AL will be parties to two simultaneous mergers the result of which will be that they will both become subsidiaries of ATI (the "Combination");

    B. WHEREAS, Rice is a party to various agreements with certain of the Company Parties, including (i) various non-qualified stock option agreements with the Company (collectively, the "Option Agreements"), and (ii) various other agreements or arrangements with certain of the Company Parties (all such agreements or arrangements other than the Option Agreements, collectively, the "Rice Agreements"), including without limitation the employment, severance and similar agreements; and

    C. WHEREAS, Rice currently serves as a director and officer of ATI and the Company and it had been contemplated that Rice would continue to serve in such capacities following the consummation of the Combination (the "Closing");

    D. WHEREAS, Rice has now decided to pursue other opportunities after the Closing;

    E. WHEREAS, the Company desires to have the benefit of Rice's services as a consultant for a period following the Closing; and

    F. WHEREAS, subject to the terms and conditions of this Agreement, Rice and the Company Parties wish (i) to provide for the termination of the employment and other relationships (except as otherwise set forth herein) between Rice, on the one hand, and each of the Company Parties, on the other, (ii) to set forth the terms of the severance due to Rice in connection with such termination, and
(iii) to provide for Rice's continued service to the Company as a consultant until April 30, 1998;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and releases set forth below, Rice and the Company Parties hereby agree as follows:

    1.  Termination of Employment; Release of Claims.
        --------------------------------------------

    Subject to Rice's right to revoke his consent to this Agreement as set forth in Paragraph 6 below:

        a.  Resignations and Termination of Employment.  Effective upon the
            ------------------------------------------
    execution of this Agreement, Rice hereby resigns from each position he holds as a director and officer of ATI and ATI hereby accepts such resignation. Immediately prior to the Closing, Rice shall resign from each position he then holds as a director, officer or employee of the Company and the Company shall accept such resignation (the date and time of Rice's resignation under this sentence being collectively referred to in this Agreement as the "Effective Date"). Notwithstanding the foregoing, until April 30, 1998 Rice shall serve as a supervisory directeur of Teledyne, B.V., a Dutch holding company that is a Company subsidiary and his services as such will involve no managerial duties or responsibilities.

        b.  Release of Claims.  As evidenced by their execution of Attachment A
            -----------------                                      ------------
    hereto (which attachment is an integral part of this Agreement), Rice, Rice's spouse and the Company Entities (as defined in said Attachment A) hereby give the releases set forth in Attachment A. By the releases set
                                          ------------
    forth therein, Rice and Rice's spouse shall release all claims against the Company Entities (except as otherwise set forth in this Agreement), in consideration of the payment of the Severance Amount set forth below and the releases given by the Company Entities in Attachment A.
                                              ------------

    2.  Severance Arrangements.
        ----------------------

        a.  Severance Payment.   Unless Rice has revoked his consent to this
            -----------------
    Agreement pursuant to Paragraph 6 hereof, Rice shall be entitled to Three Million, Three Hundred Thousand Dollars ($3,300,000.00) (the "Severance Payment") as severance pay and in substitution for any other severance payment, reimbursements for expenses, bonus payments, retirement plan distributions or other amounts or benefits Rice may heretofore have been entitled to in connection with the termination of his employment on the Effective Date or otherwise (except for compensation earned pursuant to his services at the Company through the date of his resignation as referred to in clause a. of Paragraph 1 hereof and as set forth in clause c. of this Paragraph 2). Upon the Effective Date, the Company shall pay the Severance Payment to Rice, less applicable deductions, in a lump sum by business check or wire transfer of funds to an account designated in advance by Rice.

        b. Consulting Services.  Commencing upon the Effective Date and until
           -------------------
    April 30, 1998, Rice agrees (i) to make himself available from time to time as

    Company may reasonably request to provide services as a consultant with regard to general business matters (including without limitation the matters set forth in Attachment B hereto) in an amount of up to twenty (20) hours
                 ------------
    per month, and, additionally, (ii) to consult with Company with regard to any disputes, lawsuits or controversies in which Company is involved the facts of which relate to events which occurred during the time Consultant was employed by Company (the foregoing (i) and (ii), the "Consulting Services"); provided, however, that in no event will the Consulting Services
                --------  -------
    be so extensive as to preclude Rice taking other, full-time employment.
    Rice shall during the period of this consultancy (x) be entitled to use the Company as his business address, utilizing the title "Consultant to Teledyne," and (y) be reimbursed by the Company for his reasonable and documented expenses incurred in connection with the Consulting Services. As compensation for the Consulting Services, Rice shall be entitled to $500.00 per hour that Rice provides such services to the Company, but in any event no less than $4,500.00 per month (the "Consulting Fees"). The Consulting Fees shall be paid as follows:

            (1) at the end of each calendar month during which Rice has been available to consult with the Company pursuant to this Agreement, $4,500.00 (a "Monthly Payment"); and

            (2) at the end of each calendar quarter, the excess, if any, of (A) $500.00 for each hour that Rice actually consulted with the Company during such quarter, over (B) the sum of all Monthly Payments paid or payable in respect of the calendar months occurring in such quarter.

    The foregoing payments will be reflected on Form 1099, a copy of which will be provided to Consultant.

        c.  Continuation of Certain Benefits.  For two years following the
            --------------------------------
    Effective Date, Rice shall continue to be eligible to participate on the same basis as senior executive employees of the Company in the Company's group medical, dental and comparable insurance plans, as if Rice had remained such a senior executive employee. After the Effective Date, and for so long as Rice continues, pursuant to this Agreement, to provide services to the Company as comprehended by the Company's stock option plans and the awards thereunder, Rice shall continue to have all of the rights and benefits under the Option Agreements in accordance with their terms. Following the Effective Date, Rice shall have the right to receive a portion of the bonus he would have received had he served as an executive employee of the Company during the whole of 1996 (pro rated to reflect the portion of 1996 during which Rice so served), to be determined according to the same standards and paid to Rice at the same time as the comparable bonuses to other Company executives.

    3.  Prior Agreements Superseded and Terminated.
        ------------------------------------------

    As of the Effective Date, this Agreement shall supersede all of the Rice Agreements but not the Option Agreements, which shall continue in full force and effect in accordance with their terms.

    4.  Rice's Continuing Obligations.  Rice acknowledges and agrees that he is
        -----------------------------
obligated by existing contracts and by operation of law to maintain the confidentiality of the trade secrets and other confidential information of any of the Company Parties not publicly known. In light of these facts and in consideration of Rice's past employment by the Company Parties, the payment to him of the Severance Payment and the Consulting Fees, and the mutual covenants and releases contained herein, Rice covenants and agrees with each of the Company Parties as follows:

        a.  Confidential Information.  Rice shall protect, and shall not use or
            ------------------------
    divulge, disclose, or communicate to any other person or entity, any of the trade secrets or confidential information of any of the Company Parties (including without limitation through the sale, license or other exploitation of any product or service which embodies, in whole or part, any such trade secret or confidential information), except as disclosure shall be compelled by judicial process or otherwise required by law.

        b.  Confidentiality of this Agreement.  This Agreement and its
            ---------------------------------
    provisions are intended to be confidential. Accordingly, except to the extent made public to satisfy the public disclosure or financial or accounting requirements of any of the Company Parties or as may be compelled by court order, Rice shall not disclose or publicize to any person or entity the terms of this Agreement without the consent of the Company Parties. As reasonably necessary, Rice may discuss this Agreement with his wife, attorney, financial advisor, tax advisor, benefit advisor or compensation advisor, provided, however, that each agrees to be bound by the terms of
             --------  -------
    this paragraph to keep the information confidential. It shall not be a breach of this confidentiality provision for Rice to advise any future employer, prospective employer or financial institution of Rice of the limitations set forth in Paragraph 4.a, above, provided, that no other term
                                                   --------
    or provision of this Agreement is disclosed thereby.

        c.  Remedies for Breach.  This Paragraph 4 shall inure to the benefit of
            -------------------
    each of the Company Parties and their successors and assigns. Rice acknowledges and agrees that if he breaches or threatens to breach his covenants in this Paragraph 4, his actions may cause irreparable harm and damage to the Company Parties which could not be adequately compensated in damages. Accordingly, if Rice breaches or threatens to breach this Paragraph 4, then the Company Parties, and each of them and any successor or assign thereof, shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company Parties hereunder or otherwise.

    5.  Excise Tax Gross-Up Payments.
        ----------------------------

        a.  Gross-Up Payment.  The parties believe that no payment or benefit
            ----------------
    (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to Rice or for Rice's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, Rice's employment with any of the Company Parties (any such payment(s) or benefit(s), a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code. In the event that it is determined in a determination (as defined in Section 1313(a) of the Code) from the applicable government taxing authority (a "Final Determination") that any such payment or benefit is so subject or that any interest or penalties are due from Rice with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then Rice will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Rice of all taxes (including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of Rice's failure to file timely a tax return or pay taxes shown due on Rice's return), including any Income Tax or Excise Tax imposed upon the Gross-Up Payment, Rice retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments as a result of the Final Determination.

        b.  Company's Right to Defend.  The Company may, at its option and sole
            -------------------------
    expense, defend, and control the prosecution and disposition of any proceedings relating to, any assertion by any government taxing authority that any Payment is subject to any Excise Tax. Rice shall cooperate in all ways necessary for the Company to carry out such defense.

    6.  Rice Right to Revoke.  Rice shall have seven (7) days to revoke this
        --------------------
Agreement after he has executed it. This Agreement shall not become effective or enforceable until after seven (7) days have past following its execution by Rice.

    7.  Automatic Termination.  This Agreement shall automatically terminate,
        ---------------------
and cease to have any force and effect, upon the termination of the Combination Agreement prior to the Closing having occurred.

    8.  Indemnification and Limitations upon Liability.  Notwithstanding
        ----------------------------------------------
anything to the contrary in this Agreement (including without limitation the releases set forth in Attachment A): (a) Rice shall continue to enjoy the
                      ------------
benefits of the limitations upon the liability and the right of indemnification generally provided to persons in any of the capacities in which he served or shall serve any of the Company Parties pursuant to the certificate of incorporation, bylaws or other charter documents of the Company Parties (collectively, the "Charter Documents") or applicable law, to the fullest extent permitted by the Delaware General Corporation Law or other applicable law, and shall be entitled to enforce such limitations upon liability or right of indemnification as provided in the Charter Documents or under applicable law; and (b) Rice shall continue to enjoy the benefits of and have rights to indemnification and insurance coverage provided pursuant to Section 4.12 of the Combination Agreement in connection with his service as an officer, director or employee of the Company or other Company Parties, and shall be entitled to enforce such Section 4.12 as provided in clause (d) thereof.

    9.  Recitals and Paragraph Headings.  Each term of this Agreement is
        -------------------------------
contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and paragraph headings are used herein for convenience only, are not part of this Agreement and shall not be used in interpreting or construing it.

    10. Additional Documents.  The parties will execute all such further and
        --------------------
additional documents and undertake all such other actions as shall be reasonable, convenient, necessary or desirable to document or carry out the provisions of this Agreement (including without limitation such documents as any Company Party may reasonably request in order to document Rice's resignations pursuant to Paragraph 1 hereof).

    11. California Law; Choice of Forum.  This Agreement was negotiated,
        -------------------------------
executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of California. The parties hereto agree that the sole and exclusive forum for any suit, action or proceeding under or arising out of this Agreement shall be the state or federal courts located in Los Angeles County, California; provided that the foregoing shall not preclude a
                                --------
suit, action or proceeding in another forum or jurisdiction solely to enforce or realize upon any judgment rendered in a state or federal court suit, action or proceeding otherwise authorized by this Agreement. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Los
                -- --------
Angeles County, California and waives any objection to the venue of any such suit, action or proceeding.

    12. Entire Agreement; Amendments.  This Agreement constitutes a single
        ----------------------------
integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof (with the exception of the Option Agreements). There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein and in the Option Agreements. This Agreement may be amended only by written agreement.

    13. Binding Effect.  This Agreement is binding upon and shall inure to the
        --------------
benefit of the parties hereto, their heirs, assignees and successors in interest (including successors in any reorganization or merger with any other entity).

    14. Construction of Agreement.  Each party has cooperated in the drafting
        -------------------------
and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

    15. Counterparts.  This Agreement may be executed in counterparts, including
        ------------
facsimile counterparts. When each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

    16. No Waiver.  The failure to enforce at any time any of the provisions of
        ---------
this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

    17. Notices.  Except as otherwise expressly provided in this Agreement or by
        -------
law, any and all notices or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto shall be deemed duly served, given, delivered and received (A) when personally delivered to the party to whom it is directed, or (B) in lieu of such personal delivery, three (3) days after the date mailed, with postage prepaid, or when sent by facsimile transmission with receipt confirmed by the transmitting facsimile machine, to:

        (i) If to any of the Company Parties, to

                Teledyne, Inc. or Allegheny Teledyne Incorporated
                (as the case may be)
                c/o Teledyne, Inc.
                2049 Century Park East, Suite 1500
                Los Angeles, CA  90067-3101
                ATTN:  Elizabeth J. Keefer, General Counsel
                FAX:  (310) 551-4366

        (ii)  If to Rice, to

                Dr. Donald B. Rice
                10126 Empyrean Way #103
                Los Angeles, CA  90067
                FAX:  (310) 286-3106

Any party may change his or its address for the purpose of this paragraph by giving written notice of such change to the other parties in the manner provided in this paragraph.


    18. Rice's Legal Counsel; Reimbursement of Attorneys Fees.   Rice has been
        -----------------------------------------------------
advised by legal counsel in connection with the negotiation, preparation and execution of this Agreement and has been fully apprised of his rights and the significance of the waivers and releases included in Attachment A to this Agreement. Promptly upon
                                 ------------
Rice's demand (accompanied by reasonable documentation), the Company shall reimburse Rice his reasonable attorneys fees and costs relating to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

    19. Limitation On Remedies.  Notwithstanding anything contained herein to
        ----------------------
the contrary, neither the Company Parties, on the one hand, nor Rice, on the other hand, shall be entitled to rescind or terminate this Agreement or their respective obligations hereunder on account of the other party's breach hereof.

    20. Prevailing Parties Entitled to Fees.  In the event that litigation is
        -----------------------------------
instituted between any of the parties in connection with any controversy or dispute arising from or under or related to this Agreement, the judgment therein shall include a reasonable sum to be paid to the prevailing party for and on account of attorneys fees and costs incurred in such litigation.



                     REST OF PAGE INTENTIONALLY LEFT BLANK

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


    EXECUTION AND ACKNOWLEDGMENT BY THE COMPANY PARTIES:
    ---------------------------------------------------

        The following execute this Agreement for themselves and on behalf of their respective subsidiaries and affiliates:

    TELEDYNE, INC.


    By: /s/ William P. Rutledge
        -----------------------

        Its:  Chairman and Chief
              Executive Officer



    ALLEGHENY TELEDYNE INCORPORATED


    By: /s/ Richard P. Simmons
        ----------------------

        Its: Chairman



    EXECUTION AND ACKNOWLEDGMENT BY DR. DONALD B. RICE:
    --------------------------------------------------

        I received this Separation Agreement on July 12, 1996. I freely choose to sign this Agreement on July 12, 1996. I understand that I will have seven (7) days thereafter within which to revoke my acceptance of this Agreement and that this Agreement shall not be effective until the expiration of that seven (7) day period.


      /s/ Donald B. Rice
   ----------------------------------
         Donald B. Rice

ACCEPTED AND AGREED:
- -------------------

ALLEGHENY LUDLUM CORPORATION


By: /s/ Richard P. Simmons
    ----------------------------

    Its:  Chairman
    Dated:  July 12, 1996

                                                                    ATTACHMENT A
                                                                    ------------

            Releases of Rice, Rice's Spouse and the Company Entities
            --------------------------------------------------------

    THIS ATTACHMENT A (this "Attachment") is an integral part of the Separation Agreement to which it is attached (the "Agreement"). Each capitalized term used in this Attachment and not otherwise defined herein shall have the meanings given to such term in the main body of the Agreement. For purposes of this Attachment A, the term "Company Entities" means each of the Company Parties together with AL and its parents, subsidiaries and affiliates.

    Rice and the Company Entities, each in order to induce the other to enter into (or in the case of AL, consent to) the Agreement, give the following releases as part of the Agreement:

    1.  Releases by Rice.
        ----------------

        a.  General Release.  Excepting only obligations to be performed by the
            ---------------
Company Parties under the Agreement and the Option Agreements, and to the maximum extent permitted by applicable law, Rice, on behalf of himself and his heirs, administrators, executors and assigns, and each of them, shall and does hereby forever relieve, release and discharge each of the Company Entities and the past and present parent, subsidiary and affiliated corporations, partnerships, joint ventures, limited liability companies or other entities of any of the Company Entities, as well as their respective owners, shareholders, partners, joint venturers, officers, directors, managers, members, agents, employees, attorneys and representatives, past or present, as well as the heirs, administrators, executors, successors, predecessors and assigns of any of the foregoing (all of the foregoing, collectively, the "Company Entity Releasees"), from any and all causes of action, actions, judgments, liens, acts, promises, agreements, debts, indebtedness, obligations, damages, losses, claims, liabilities, demands, costs and expenses (including without limitation attorneys' fees) of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, fixed or contingent, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity or any arbitrator, whether statutory or administrative or common law, heretofore or hereafter arising out of, connected with or incidental to any dealings between the parties prior to the date of this Agreement or any other fact or matter existing prior to the date of execution of this Attachment (all of the foregoing, "Claims"), including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to (i) the employment of Rice by any of the Company Parties or Rice's status as an officer or director of any of the Company Parties, (ii) the separation of that employment and termination of that status,
(iii) any of the Rice Agreements, or (iv) any dealings between the parties concerning any of the foregoing matters. This release is intended to apply to
(1) any claims arising from federal, state or local laws including those which prohibit discrimination on the basis of race, national

                                                                    ATTACHMENT A
                                                                    ------------

origin, sex, religion, age, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or any other form of discrimination, (2) any common law claims of any kind whatever (including without limitation any contract, tort, and property rights claims such as breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress, loss of consortium, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatever), (3) any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, incentive compensation, health insurance, disability or medical insurance or any other fringe benefit or compensation, (4) any claims under laws such as workers' compensation laws, which provide rights and remedies for injuries sustained in the workplace, (5) all rights and claims arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), or pertaining to ERISA regulated benefits, and (6) as set forth in Paragraph 5.b below, all rights and claims arising under the federal Age Discrimination in Employment Act.

        b.  Waiver and Release of Rights or Claims Arising Under the ADEA.  Rice
            -------------------------------------------------------------
specifically waives any and all rights or Claims he may have against the Company Entity Releasees, or against any of them, which may have arisen under the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. (S) 621 et. seq.,
                                                                     --------
as a result of Rice's employment, or termination from employment, with the Company Parties. In connection with this waiver and release, Rice hereby represents, warrants and agrees as follows:

            (i) He has been informed that he has a period of at least twenty-one (21) days to consider an unexecuted copy of this Agreement and that, if he chooses to sign this Agreement prior to the expiration of such period, he does so voluntarily;

            (ii) He understands all of the terms and conditions of this Agreement;

            (iii) The Company Parties have advised him to consult with an attorney prior to executing the Agreement and this Attachment;

            (iv) He has consulted or shall consult with an attorney regarding all of the terms and conditions of the Agreement and this Attachment before executing the Agreement and this Attachment;

            (v) This waiver of any and all ADEA claims is in exchange for consideration in addition to anything of value to which Rice is already entitled.

                                                                    ATTACHMENT A
                                                                    ------------

    2.  Release by the Company Entities.  Excepting only obligations to be
        -------------------------------
performed by Rice under this Agreement or the Option Agreements and matters arising out of fraudulent or unlawful conduct by Rice, each of the Company Entities does hereby release and forever discharge Rice from any and all Claims, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity or any arbitrator, whether statutory or administrative or common law, heretofore or hereafter arising out of, connected with or incidental to any dealings between the parties prior to the date of this Attachment or any other matter existing prior to the date of execution of this Attachment.

    3.    Unknown Claims Released.  Each of Rice and the Company Entities
          -----------------------
specifically waives the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state, federal or foreign law, right or regulation, whether statutory, administrative or common law. Said Section 1542 of the California Civil Code reads as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of Rice and the Company Entities expressly waives and releases any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, or any similar law or rule of any other jurisdiction, to the full extent that they may waive all such rights and benefits pertaining to the matters released herein. In connection with such waiver and relinquishment, each of Rice and the Company Entities acknowledge that he, she or it (i) has made such investigation of the facts pertaining to the matters resolved by this Attachment and of all the matters pertaining thereto, as he, she or it deems necessary, (ii) is aware that he, she or it may hereafter discover claims or facts in addition to or different from those he, she or it now knows or believes to be true with respect to the matters resolved herein, and (iii) is aware that he, she or it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true with respect to the matters released herein. Nevertheless, it is the intention of each party hereto, through this Attachment, to settle and release fully, finally and forever all such matters and all claims relative thereto which may exist or may heretofore have existed between them. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional different claims or facts relative thereto.

    4.  No Assignment.  Each of the parties represents and warrants that he or
        -------------
it has not heretofore assigned, transferred or granted or purported to assign, transfer or grant

                                                                    ATTACHMENT A
                                                                    ------------

any claims, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify and hold harmless any other party from and against any and all costs, expense, loss or liability incurred as a consequence of any such assignment.

                                                                    ATTACHMENT A
                                                                    ------------

EXECUTION AND ACKNOWLEDGMENT BY THE COMPANY ENTITIES:
- ----------------------------------------------------

    The following execute this Attachment for themselves and on behalf of their respective subsidiaries and affiliates:

TELEDYNE, INC.                        ALLEGHENY LUDLUM CORPORATION


By: /s/ William P. Rutledge          By: /s/ Richard P. Simmons
   ------------------------             -----------------------

    Its:  Chairman and               Its:  Chairman
          Chief Executive Officer

ALLEGHENY TELEDYNE INCORPORATED


By: /s/ Richard P. Simmons
    ----------------------

    Its: Chairman



EXECUTION AND ACKNOWLEDGMENT BY DR. DONALD B. RICE
- --------------------------------------------------

    I received this Attachment (together with the Separation Agreement of which it is a part) on July 12, 1996. I freely choose to sign this Attachment (as well as the Separation Agreement) on July 12, 1996. I understand that I will have seven (7) days thereafter within which to revoke my acceptance of the Separation Agreement (including this Attachment) and that the Separation Agreement (including this Attachment) shall not be effective until the expiration of that seven (7) day period.


   /s/ Donald B. Rice
- -----------------------------
    Donald B. Rice

                                                                    ATTACHMENT A
                                                                    ------------

                            ADDITIONAL CONSIDERATION
                            ------------------------

    In order to induce the Company Parties (as defined in the Separation Agreement to which this Attachment is a part (the "Agreement")) to enter into the Agreement, I agree to forever release and discharge the Company Party Releasees (as defined above in this Attachment) from any and all Claims (as defined above in this Attachment), of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, fixed or contingent, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity or any arbitrator, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of my husband by any of the Company Parties, the separation of that employment, the Rice Agreements (as defined in the Agreement), and any dealings between the parties concerning my husband's employment, the Rice Agreements, or any other matter existing prior to the date of execution of this Agreement, excepting only those obligations to be performed under the Agreement and the Option Agreements. This release is intended to apply to any and all claims based on common law contract theories or state or federal statutory or constitutional law theories.

        I also specifically waive the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state, federal or foreign law, right or regulation, whether statutory, administrative or common law. Said Section 1542 of the California Civil Code reads as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.



    Executed this 11th day of July, 1996.



                    /s/ Susan F. Rice
                    -----------------
                    Susan F. Rice,
                    Wife of Donald B. Rice

                                                                    ATTACHMENT B
                                                                    ------------

                      Certain Particular Consulting Duties
                      ------------------------------------



    As and when requested by the Company:

    1. Consult with the Company regarding the rationalization and restructuring of the recently acquired StellRam businesses in Europe, including a modification and/or relocation of offices in four countries and the ongoing integration of those businesses with the North American cutting tools business of the Company.

    2. Advise the Company on legal matters related to government contracting, compliance with specifications or procedures, and export licensing.

    3. Advise the Company on negotiations with government officials and on disposition of such matters.

    4.  Advise the Company on government compliance policies and practices.

    5. Assist the Company with relationships and communications with the Department of Defense and other government agencies.

    6. Advise on such other questions as may be requested or assigned by ATI's Chief Executive Officer.

                                      B-1